UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2008

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification
incorporation or organization)		No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

SUNCREST GLOBAL ENERGY CORP.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On December 19, 2008, Beacon Enterprise Solutions Group, Inc. (“Beacon”) entered into an agreement to significantly expand its three year contract to provide IT design and infrastructure support services to one of the world’s largest pharmaceutical and consumer health products companies. The new business relates to the implementation of Beacon’s recently announced I3MAC (Innovative, Intelligent, Installation, Move, Add, Change) infrastructure management service offering.

     In addition to continuing its ongoing design and engineering services, Beacon has been contracted to manage and perform all “moves, adds and changes” for low voltage infrastructure, including cabling, at the manufacturers companies across North America, Canada, and Puerto Rico. Covering over 120 facilities, work under the expanded contract will begin to be implemented within 30 days, requiring Beacon personnel to be placed on site at the customer’s facilities and/or strategically located at new Beacon satellite offices across the United States.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1                  Press Release 12-19-2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: December 19, 2008	By:	/s/ Robert Mohr Robert Mohr, Principal Financial Officer